Exhibit 99.1

CYS Investments, Inc. Announces Fourth Quarter and Year Ended 2012 Financial Results

For Immediate Release
NEW YORK, NY – February 6, 2013– CYS Investments, Inc. (NYSE: CYS) (“CYS” or the “Company”) today announced financial results for the quarter and year ended December 31, 2012.

Fourth Quarter 2012 Highlights

•	GAAP net loss available to common shares of $41.4 million, or $0.24 per diluted common share.

•	Core Earnings(a) of $37.6 million, or $0.21 per diluted common share.

•	Drop Income(b) of $30.1 million, or $0.18 per diluted common share.

•	Net realized gain from investments of $110.5 million.

•	Operating expenses of 0.76% of average net assets.

•	December 31, 2012 net asset value per common share of $13.31 per share after declaring a $0.40 dividend per common share and a $0.52 special dividend per common share on December 10, 2012.

•	Interest rate spread net of hedge of 0.94%. Adjusted interest rate spread net of hedge of 1.08%.

•	Weighted average amortized cost of Agency RMBS of $104.47.

2012 Highlights

•	GAAP net income available to common shares of $370.4 million, or $2.64 per diluted common share.

•	Core Earnings of $165.5 million, or $1.18 per diluted common share.

•	Drop Income of $97.4 million, or $0.69 per diluted common share.

•	Net realized gain from investments of $203.8 million.

•	Operating expenses of 1.05% of average net assets.

•	Total dividends on common shares of $2.37.

•	Interest rate spread net of hedge of 1.36%. Adjusted interest rate spread net of hedge of 1.50%.

Fourth Quarter 2012 Results
The Company had net loss available to common shares of $41.4 million during the fourth quarter of 2012, or $0.24 per diluted common share, compared to net income available to common shares of $241.0 million, or $1.46 per diluted common share, in the third quarter of 2012. For the fourth quarter of 2012, the Company had net investment income of $58.4 million and a net loss from investments of $96.0 million, compared to net investment income of $59.4 million and a net gain from investments of $221.1 million in the third quarter of 2012. The net loss from investments during the fourth quarter was primarily the result of Agency RMBS prices declining from the historically high levels at the end of September 2012.
For the fourth quarter of 2012, Core Earnings plus Drop Income was $67.7 million, or $0.39 per diluted common share ($0.21 Core Earnings and $0.18 Drop Income), a decrease of $10.4 million, or $0.09 per diluted common share, compared to $78.1 million, or $0.48 per diluted common share ($0.25 Core Earnings and $0.23 Drop Income) during the third quarter of 2012. This decrease was generally the result of a lower adjusted interest rate spread net of hedge, which declined to 1.08% during the fourth quarter of 2012, compared to 1.41% during the third quarter of 2012. The decline in adjusted interest rate spread net of hedge was primarily due to lower yields on our Agency RMBS while there was little change in the cost of funds.

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(a) Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) available to common shares excluding (i) net gain (loss) from investments and termination of swap contracts and (ii) net unrealized appreciation (depreciation) on investments and swap and cap contracts.

(b) Drop Income is a component of our net income accounted for as net gain from investments on our statement of operations and therefore excluded from our Core Earnings. The Company utilizes forward settling transactions for the majority of its purchases. This enables the Company to purchase assets with specified stipulations, such as average loan size and/or age, and/or percentage of loans in a particular state. This customization enables the Company to more effectively manage prepayments. In addition, forward settling purchases allow the Company to obtain an asset at a discount (also referred to as “drop”) to its current market value; however, the Company does not receive interest income on the asset until the forward transaction settles. Obtaining assets at a discount to market value reduces the prepayment impact and is accretive to net asset value.

The Company’s net asset value per common share ("NAV") on December 31, 2012 was $13.31, after declaring a $0.40 dividend per common share and a $0.52 special dividend per common share on December 10, 2012, compared with $14.46 at September 30, 2012. The decrease in NAV was primarily the result of lower asset prices.

The Company had $110.5 million of net realized gain on investments during the fourth quarter of 2012, compared with $27.0 million of net realized gain on investments during the third quarter of 2012.

The Company’s operating expenses were $4.8 million, or 0.76% of average net assets, for the fourth quarter of 2012, compared to $5.3 million, or 0.93% of average net assets, for the third quarter of 2012.

(dollars in thousands)	Three Months Ended
Key Metrics*	December 31, 2012	September 30, 2012
Average settled Agency RMBS (1)	$16,036,574	$13,442,454
Average repurchase agreements (2)	$13,886,303	$11,571,371
Average net assets (3)	$2,516,860	$2,300,096
Average common shares outstanding (4)	174,938	165,017
Average yield on Agency RMBS (5)	1.97%	2.25%
Average cost of funds and hedge (6)	1.03%	1.01%
Interest rate spread net of hedge (7)	0.94%	1.24%
Operating expense ratio (8)	0.76%	0.93%
Leverage ratio (at period end) (9)	7.7:1	7.7:1

(1)	The Company's average settled Agency RMBS for the period is calculated by averaging the month end cost basis of settled Agency RMBS during the period.

(2)	The Company's average repurchase agreements for the period is calculated by averaging the month end repurchase agreements balance during the period.

(3)	The Company's average net assets for the period is calculated by averaging the month end net assets during the period.

(4)	Our average common shares outstanding is calculated by averaging the daily common shares outstanding during the period.

(5)	The Company's average yield on Agency RMBS for the period is calculated by dividing interest income from Agency RMBS by average settled Agency RMBS.

(6)	The Company's average cost of funds and hedge for the period is calculated by dividing total interest expense, including net swap and cap interest income (expense), by average repurchase agreements.

(7)	The Company's interest rate spread net of hedge for the period is calculated by subtracting average cost of funds and hedge from average yield on Agency RMBS.

(8)	The Company's operating expense ratio is calculated by dividing operating expenses by average net assets.

(9)	The Company's leverage ratio is calculated by dividing (i) the Company's repurchase agreements balance plus payable for securities purchased minus receivable for securities sold by (ii) net assets.

*	All percentages are annualized.

Adjusted Interest Rate Spread Net of Hedge
The Company's interest rate spread net of hedge may appear comparatively low due to timing characteristics inherent to forward purchases. We seek to hedge our interest rate risk associated with forward purchases on trade date;  however, the forward purchases do not begin to accrue income until settlement date. In order to provide a more proximate interest rate spread net of hedge, we allocate, on a pro rata basis, our total net swap and cap interest expense over our average settled positions, relative to average total positions. We believe this calculation provides a more reasonable comparative interest rate spread net of hedge given the nature of forward purchases.

(dollars in thousands)	Three Months Ended
Key Metrics*	December 31, 2012	September 30, 2012
Average settled Agency RMBS (1)	$16,036,574	$13,442,454
Average total Agency RMBS (2)	$21,135,234	$18,751,053
Net swap and cap interest income (expense)	$(19,328)	$(17,255)
Net swap and cap interest income (expense) applied to settled Agency RMBS (3)	$(14,665)	$(12,370)
Adjusted average cost of funds and hedge (4)	0.89%	0.84%
Adjusted interest rate spread net of hedge (5)	1.08%	1.41%

________

(1)	Our average settled Agency RMBS for the period is calculated by averaging the month end cost basis of our settled Agency RMBS during the period.

(2)	Our average total Agency RMBS for the period is calculated by averaging the month end cost basis of our total Agency RMBS during the period.

(3)
Our net swap and cap interest income (expense) applied to settled Agency RMBS is calculated by dividing average settled Agency RMBS by average total Agency RMBS multiplied by net swap and cap interest income (expense).

(4)
Our adjusted average cost of funds and hedge for the period is calculated by dividing our total interest expense, including our net swap and cap interest income (expense) applied to settled Agency RMBS, by our average repurchase agreements.

(5)	Our adjusted interest rate spread net of hedge for the period is calculated by subtracting our adjusted average cost of funds and hedge from our average yield on Agency RMBS.

Prepayments
For the fourth quarter of 2012, the portfolio recorded $949.6 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 17.6% and net amortization of premium of $42.6 million. This compared to $745.3 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 17.3% and net amortization of premium of $29.5 million for the third quarter of 2012. The CPR of the Company’s Agency RMBS portfolio was approximately 19.3% for the month of January 2013.

Dividends
The Company declared a common dividend of $0.40 per share and a $0.52 special dividend per common share for the fourth quarter of 2012, compared to $0.45 for the third quarter of 2012. Using the closing share price of $11.81 on December 31, 2012, the fourth quarter dividend (excluding the special dividend) equates to an annualized dividend yield of 13.5%.

Portfolio
At December 31, 2012, the Company’s $20.8 billion portfolio of Agency RMBS was backed by fixed-rate mortgages and hybrid adjustable-rate mortgages (“Hybrid ARMs”) with 0 to 120 months to reset. The Agency RMBS portfolio is made up of 0.3% 2009 production; 3.4% 2010 production; 16.0% 2011 production; 58.6% 2012 production; and 21.7% of forward settling transactions that will be 2013 production when settled. Additional information about our Agency RMBS portfolio at December 31, 2012 is summarized below:

	Par Value	Fair Value	Weighted Average
Asset Type	(in thousands)		Cost/Par	Fair Value/Par	MTR(1)		Coupon	CPR(2)
10 Year Fixed Rate	$207,091	$219,747	$103.60	$106.11	N/A		3.50%	19.4%
15 Year Fixed Rate	11,092,374	11,717,136	104.32	105.63	N/A		3.05%	16.1%
20 Year Fixed Rate	1,087,835	1,148,932	104.96	105.62	N/A		3.17%	10.1%
30 Year Fixed Rate	3,571,692	3,817,488	105.78	106.88	N/A		3.59%	8.9%
Hybrid ARMs	3,722,510	3,900,840	103.54	104.79	74.3		2.71%	19.1%
Total/Weighted Average	$19,681,502	$20,804,143	$104.47	$105.70	74.3	(3)	3.10%	15.8%
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(1) MTR, or “Months to Reset” is the number of months remaining before the fixed rate on a Hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM. After the fixed period, 100% of the Hybrid ARMS in the portfolio reset annually.
(2) CPR is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the prior three month prepayment rate for those bonds held at December 31, 2012. Securities with no prepayment history are excluded from this calculation.
(3) Weighted average months to reset of our Hybrid ARM portfolio.

Financing, Leverage & Liquidity
At December 31, 2012, the Company had financed its portfolio with approximately $14.0 billion of borrowings under repurchase agreements with a weighted average interest rate of 0.48% and a weighted average maturity of approximately 19.6 days. In addition, the Company had payable for securities purchased of $4.5 billion. The Company’s leverage ratio at December 31, 2012 was 7.7 to 1. At December 31, 2012, the Company’s liquidity position was approximately $1.5 billion, consisting of unpledged Agency RMBS, U.S. Treasury securities and cash and cash equivalents. Below is a list of outstanding borrowings under repurchase agreements at December 31, 2012 (dollars in thousands):

Counterparty	Total Outstanding Borrowings	% of Total	% of Net Assets At Risk (1)	Weighted Average Maturity in Days
Bank of America Securities LLC	$1,143,279	8.2%	2.4%	16
Bank of Nova Scotia	660,889	4.7	1.1	12
Barclays Capital, Inc.	1,129,106	8.1	2.3	30
BNP Paribas Securities Corp	662,360	4.7	1.5	17
Citigroup Global Markets, Inc.	463,815	3.3	1.1	21
Credit Suisse Securities (USA) LLC	645,179	4.6	1.2	15
Daiwa Securities America, Inc.	305,954	2.2	0.7	22
Deutsche Bank Securities, Inc.	539,094	3.8	1.4	21
Goldman Sachs & Co.	1,058,174	7.6	2.4	17
Guggenheim Liquidity Services, LLC	281,225	2.0	0.6	22
Industrial and Commercial Bank of China Financial Services LLC	808,414	5.8	1.7	20
ING Financial Markets LLC	377,353	2.7	0.9	14
KGS Alpha Capital Markets	138,697	1.0	0.4	19
LBBW Securities LLC	140,953	1.0	0.3	28
Mitsubishi UFJ Securities (USA), Inc.	627,315	4.5	1.4	17
Mizuho Securities USA, Inc.	520,638	3.7	1.1	18
Morgan Stanley & Co. Inc.	634,179	4.5	1.6	17
Nomura Securities International, Inc.	623,556	4.5	1.5	21
RBC Capital Markets, LLC	791,610	5.7	1.8	17
South Street Securities LLC	375,289	2.7	1.1	18
The Royal Bank of Scotland PLC	167,604	1.2	0.4	9
UBS Securities LLC	936,333	6.7	2.3	38
Wells Fargo Securities, LLC	950,291	6.8	1.3	13
Total	$13,981,307	100.0%	30.5%
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(1)	Equal to the fair value of pledged securities plus accrued interest income, minus the sum of repurchase agreement liabilities and accrued interest expense divided by net assets.

Hedging
The Company utilizes interest rate swap and cap contracts to hedge the interest rate risk associated with its Agency RMBS portfolio. These interest rate swap and cap contracts are described below (dollars in thousands):

Interest Rate Swaps	Weighted Average	Notional	Fair
Expiration Year	Fixed Pay Rate	Amount	Value
2013	1.33%	$2,400,000	$(19,602)
2014	1.41%	1,290,000	(22,177)
2015	2.15%	500,000	(18,564)
2016	1.71%	550,000	(22,316)
2017	0.91%	2,750,000	(14,736)
Total	1.27%	$7,490,000	$(97,395)

Interest Rate Caps	Weighted Average	Notional	Fair
Expiration Year	Cap Rate	Amount	Value
2014	2.07%	$200,000	$38
2015	1.40%	500,000	688
2019	1.56%	1,700,000	49,373
2022	1.75%	1,000,000	72,890
Total	1.62%	$3,400,000	$122,989

Results for the Year Ended December 31, 2012
The Company had net income available to common shareholders of $370.4 million during the year ended December 31, 2012, or $2.64 per diluted common share, compared to $291.9 million, or $3.66 per diluted common share, in 2011. The year-over-year decrease in net income per diluted common share was primarily the result of the decrease in net gain from investments. This decrease in net gain from investments was caused by the slowing decrease in yields on Agency MBS. For example, during the year ended December 31, 2011, the yield on par-priced Fannie Mae Agency RMBS backed by 15 year fixed rate mortgage loans decreased 133 basis points compared to only a 35 basis points decrease during the year ended December 31, 2012. During the year ended December 31, 2012, the Company had Core Earnings plus drop income of $262.9 million, or $1.87 per diluted common share ($1.18 Core Earnings and $0.69 Drop Income), compared to $167.7 million, or $2.10 per diluted common share ($1.69 Core Earnings and $0.41 Drop Income), in 2011. The year-over-year decrease in Core Earnings plus Drop Income per share was primarily the result of the decrease in interest rate spread net of hedge. During the year ended December 31, 2012, the Company's adjusted interest rate spread net of hedge was 1.50%, compared to 2.09% in 2011.

Conference Call
The Company will host a conference call at 8:30 AM Eastern Time on Thursday, February 7, 2013, to discuss its financial results for the quarter ended December 31, 2012. To participate in the call by telephone, please dial 888.895.5479 at least 10 minutes prior to the start time and reference the conference passcode 34160609. International callers should dial 847.619.6250 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed at the Company’s web site at http://www.cysinv.com.  To listen to the live webcast, please visit http://www.cysinv.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software.
A dial-in replay will be available on Thursday, February 7, 2013, at approximately 12:00 PM Eastern Time through Thursday, February 21, 2013, at approximately 11:00 AM Eastern Time. To access this replay, please dial 888.843.7419 and enter the conference ID number 34160609. International callers should dial 630.652.3042 and enter the same conference ID number.  A replay of the conference call will also be archived on the Company’s website at http://www.cysinv.com.

About CYS Investments, Inc.
CYS Investments, Inc. is a specialty finance company that primarily invests on a leveraged basis in residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The Company refers to these securities as Agency RMBS. CYS Investments, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward-Looking Statements Disclaimer

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those relating to adjusted interest rate spread net of hedge. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which have been filed with the Securities and Exchange Commission. If a change occurs, these forward-looking statements may vary materially from those expressed in this release. All forward-looking statements speak only as of the date on which they are made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CYS INVESTMENTS, INC.
STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(In thousands, except per share numbers)	December 31, 2012	September 30, 2012	December 31, 2011*
ASSETS:
Investments in securities, at fair value (including pledged assets of $14,831,648, $14,752,504 and $8,412,295, respectively)	$20,861,718	$22,646,305	$9,466,128
Interest rate swap contracts, at fair value	1,180	—	—
Interest rate cap contracts, at fair value	122,989	125,331	5,966
Cash and cash equivalents	13,882	20,496	11,508
Receivable for securities sold and principal repayments	10,343	20,423	5,550
Interest receivable	46,558	50,433	27,815
Other assets	826	1,129	1,090
Total assets	21,057,496	22,864,117	9,518,057

LIABILITIES:
Repurchase agreements	13,981,307	13,911,977	7,880,814
Interest rate swap contracts, at fair value	98,575	111,725	79,476
Payable for securities purchased	4,515,501	6,084,047	463,302
Payable for cash received as collateral	28,910	47,960	—
Distribution payable	1,243	79,677	—
Accrued interest payable (including accrued interest on repurchase agreements of $11,717, $5,086 and $3,747, respectively)	28,863	19,389	15,617
Accrued expenses and other liabilities	435	4,606	1,390
Total liabilities	18,654,834	20,259,381	8,440,599
NET ASSETS	$2,402,662	$2,604,736	$1,077,458
Net assets consist of:
Series A Cumulative Redeemable Preferred Stock, $0.01 par value, 50,000 shares authorized (3,000, 3,000 and 0 shares issued and outstanding, respectively, liquidation preference of $25.00 per share or $75,000, $75,000 and $0 in aggregate, respectively)	$72,369	$72,488	$—
Common Stock, $0.01 par value, 500,000 shares authorized (174,924, 174,942 and 82,753 shares issued and outstanding, respectively)	1,749	1,749	828
Additional paid in capital	2,237,512	2,236,234	997,884
Retained earnings	91,032	294,265	78,746
NET ASSETS	$2,402,662	$2,604,736	$1,077,458
NET ASSET VALUE PER COMMON SHARE	$13.31	$14.46	$13.02
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* Derived from audited financial statements.

CYS INVESTMENTS, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Years Ended December 31,
(In thousands, except per share numbers)	December 31, 2012	September 30, 2012	2012	2011*
INVESTMENT INCOME
Interest income from Agency RMBS	$78,852	$75,609	$288,960	$228,768
Other income	727	1,022	4,366	4,129
Total investment income	79,579	76,631	293,326	232,897
EXPENSES:
Interest	16,378	11,893	44,117	18,789
Management fees	—	—	—	8,442
Compensation and benefits	2,686	3,068	12,264	7,837
General, administrative and other	2,101	2,272	8,261	6,910
Total expenses	21,165	17,233	64,642	41,978
Net investment income	58,414	59,398	228,684	190,919
GAINS AND (LOSSES) FROM INVESTMENTS:
Net realized gain (loss) on investments	110,511	27,049	203,846	35,756
Net unrealized appreciation (depreciation) on investments	(206,505)	194,078	23,023	225,660
Net gain (loss) from investments	(95,994)	221,127	226,869	261,416
GAINS AND (LOSSES) FROM SWAP AND CAP CONTRACTS:
Net swap and cap interest income (expense)	(19,328)	(17,255)	(60,776)	(55,487)
Net gain (loss) on termination of swap contracts	—	—	—	(4,903)
Net unrealized appreciation (depreciation) on swap and cap contracts	16,965	(21,363)	(21,990)	(100,012)
Net gain (loss) from swap and cap contracts	(2,363)	(38,618)	(82,766)	(160,402)
NET INCOME (LOSS)	$(39,943)	$241,907	$372,787	$291,933
DIVIDEND ON PREFERRED SHARES	(1,452)	(953)	(2,405)	—
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES	$(41,395)	$240,954	$370,382	$291,933
NET INCOME (LOSS) PER COMMON SHARE - DILUTED	$(0.24)	$1.46	$2.64	$3.66
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* Derived from audited financial statements

Core Earnings:
Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) available to common shares excluding net gain (loss) from investments, net gain (loss) on termination of swap contracts and net unrealized appreciation (depreciation) on swap and cap contracts. In order to evaluate the effective yield of the portfolio, management uses Core Earnings to reflect the net investment income of our portfolio as adjusted to include the net swap and cap interest income (expense). Core Earnings allows management to isolate the interest income (expense) associated with our swaps and caps in order to monitor and project our borrowing costs and interest rate spread. In addition, management utilizes Core Earnings as a key metric in conjunction with other portfolio and market factors to determine the appropriate leverage and hedging ratios, as well as the overall structure of the portfolio.
The Company adopted Accounting Standards Codification (“ASC”) 946, Clarification of the Scope of Audit and Accounting Guide Investment Companies (“ASC 946”), prior to its deferral in February 2008, while most, if not all, other public companies that invest only in Agency RMBS have not adopted ASC 946. Under ASC 946, the Company uses financial reporting specified for investment companies, and accordingly, its investments are carried at fair value with changes in fair value included in earnings. Most other public companies that invest only in Agency RMBS include most changes in the fair value of their investments within other comprehensive income not in earnings. As a result, investors are not able to readily compare the Company’s results of operations to those of most of its competitors. The Company believes that the presentation of its Core Earnings is useful to investors because it provides a means to compare its Core Earnings to those of its peers. In addition, because Core Earnings isolates the net swap and cap interest income (expense) it provides investors with an additional metric to identify trends in the Company’s portfolio as they relate to the interest rate environment.
The primary limitation associated with Core Earnings as a measure of the Company’s financial performance over any period is that it excludes the effects of net realized gain (loss) from investments. In addition, the Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, which may use different calculations. As a result, Core Earnings should not be considered as a substitute for the Company’s GAAP net income (loss) as a measure of our financial performance or any measure of our liquidity under GAAP.

	Three Months Ended		Years Ended December 31,
(In thousands)	December 31, 2012	September 30, 2012	2012	2011
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES	$(41,395)	$240,954	$370,382	$291,933
Net (gain) loss from investments	95,994	(221,127)	(226,869)	(261,416)
Net (gain) loss on termination of swap contracts	—	—	—	4,903
Net unrealized (appreciation) depreciation on swap and cap contracts	(16,965)	21,363	21,990	100,012
Core Earnings	$37,634	$41,190	$165,503	$135,432